Exhibit 99.1

HWN, INC.
TABLE OF CONTENTS

DECEMBER 31, 2020 AND 2019

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of HWN, Inc.:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of HWN, Inc. (“the Company”) as of December 31, 2020 and 2019, the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2020 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred losses since inception, has negative cash flows from operations, and has negative working capital, which creates substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) related to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgements. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Long-Lived Asset Impairment Assessment

Critical Audit Matter Description

As described in Note 2 to the consolidated financial statements, the Company performs impairment testing for its long-lived assets when events or changes in circumstances indicate that its carrying amount may not be recoverable and exceeds its fair value. Due to challenging industry economic conditions, the Company tested its long-lived assets during the year ended December 31, 2020. The first step of the long-lived asset impairment review is a recoverability test based upon projected future undiscounted cash flows.

How the Critical Audit Matter was Addressed in the Audit

We identified the evaluation of the impairment analysis for long-lived assets as a critical audit matter because of the significant estimates and assumptions management used in the undiscounted cash flow analysis. Performing audit procedures to evaluate the reasonableness of these estimates and assumptions required a high degree of auditor judgment and an increased extent of effort.

Our audit procedures related to the following:

●	Testing management’s process for developing the fair value estimate.

●	Evaluating the appropriateness of the discounted cash flow model used by management.

●	Testing the completeness and accuracy of underlying data used in the fair value estimate.

●	Evaluating the significant assumptions used by management related to revenues, gross margin, operating expenses, and long term growth rate to discern whether they are reasonable considering (i) the current and past performance of the entity; (ii) the consistency with external market and industry data; and (iii) whether these assumptions were consistent with evidence obtained in other areas of the audit.

In addition, professionals with specialized skill and knowledge were utilized by the Firm to assist in the evaluation of the undiscounted cash flow model.

Goodwill Impairment Assessment

Critical Audit Matter Description

As described in Note 2 to the consolidated financial statements, the Company tests goodwill for impairment annually at the reporting unit level, or more frequently if events or circumstances indicate it is more likely than not that the fair value of a reporting unit is less than its carrying amount. Reporting units are tested for impairment by comparing the estimated fair value of each reporting unit with its carrying amount. If the carrying amount of a reporting unit exceeds its estimated fair value, an impairment loss is recorded based on the difference between the fair value and carrying amount, not to exceed the associated carrying amount of goodwill. The Company’s annual impairment test occurred on December 31, 2020. The Company utilized a third-party valuation specialist to assist in the preparation of the goodwill impairment test for this reporting unit. The Company primarily used a discounted cash flow income method to estimate the fair value of the reporting unit.

How the Critical Audit Matter was Addressed in the Audit

We identified the evaluation of the impairment analysis for goodwill as a critical audit matter because of the significant estimates and assumptions management used in the discounted cash flow analysis performed by management to determine fair value of the reporting unit. Performing audit procedures to evaluate the reasonableness of these estimates and assumptions required a high degree of auditor judgment and an increased extent of effort. In addition, the audit effort involved the use of professionals with specialized skill and knowledge.

Our audit procedures related to the following:

●	Testing management’s process for developing the fair value of the reporting unit.

●	Evaluating the appropriateness of the discounted cash flow model utilized by the Company.

●	Testing the completeness and accuracy of underlying data used in the fair value estimate.

●	Evaluating the significant assumptions provided by management or developed by the third-party valuation specialist related to revenues, gross margin, operating expenses, income taxes, long term growth rate, and discount rate to discern whether they are reasonable considering (i) the current and past performance of the entity; (ii) the consistency with external market and industry data; and (iii) whether these assumptions were consistent with evidence obtained in other areas of the audit.

In addition, professionals with specialized skill and knowledge were utilized by the Firm to assist in the evaluation of the discounted cash flow model.

Business Combinations – Refer to Note 3 to the Consolidated Financial Statements

Critical Audit Matter Description

On February 7, 2019, the Company acquired 50% of the membership interests of JTM Electrical and Technology, LLC, for an aggregate purchase price of $1,718,108. The Company accounted for this acquisition as a business combination. Accordingly, the purchase price was allocated to the assets acquired and liabilities assumed at fair value as of the transaction date. The Company utilized a third-party valuation specialist to assist in determining the fair value of the consideration granted and identifiable intangible assets acquired in the acquisition. We identified the estimation of the fair value of the consideration transferred, assets acquired, and liabilities assumed in the acquisition as a critical audit matter.

How the Critical Audit Matter was Addressed in the Audit

We identified the valuation of the consideration transferred, assets acquired, and liabilities assumed as a critical audit matter because of the significant estimates and assumptions management made to determine the fair value of certain of these assets. This required a high degree of auditor judgment and an increased extent of effort when performing audit procedures to evaluate the reasonableness of valuation methodologies applied and the assumptions used such as forecasted sales growth rates, cash flows, attrition rates, market-based royalty rates, and estimated discount rates. In addition, the audit effort involved the use of professionals with specialized skill and knowledge.

Our audit procedures related to the following:

●	We evaluated management’s and the valuation specialist’s identification of assets acquired and liabilities assumed.

●	We obtained management’s purchase price allocation detailing fair values assigned to acquired tangible and intangible assets.

●	We obtained valuation report prepared by valuation specialist engaged by management to assist in the purchase price allocation, including determination of fair values assigned to acquired intangible assets, and examined valuation methods used and qualifications of specialist.

●	We examined the completeness and accuracy of the underlying data supporting the significant assumptions and estimates used in the valuation report, including historical and projected financial information.

●	We evaluated the accuracy and completeness of the financial statement presentation and disclosure of the acquisitions.

In addition, the audit effort involved the use of professionals with specialized skill and knowledge to assist in the evaluations of the valuation methodologies deployed and the reasonableness of the significant assumptions used.

/s/ Sadler, Gibb & Associates, LLC

We have served as the Company’s auditor since 2015.

Draper, UT

April 15, 2022

HWN, INC.

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2020 AND 2019

	December 31,	December 31,
	2020	2019
ASSETS
Current Assets:
Cash	$436,448	$917,790
Accounts receivable	2,286,023	3,283,733
Contract assets	60,862	52,149
Prepaid expenses and deposits	151,795	122,320
Total current assets	2,935,128	4,375,992

Property and equipment, net of accumulated depreciation of $73,019 and $36,802, respectively	475,441	396,530
Goodwill	2,607,632	2,607,632
Intangible assets, net of accumulated amortization of $1,154,812 and $906,650, respectively	1,401,144	1,649,306
Operating lease right-of-use assets	239,489	323,692
Total assets	$7,658,834	$9,353,152

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities:
Accounts payable and accrued liabilities	$1,494,178	$1,914,549
Contract liabilities	214,450	190,099
Loans payable to related parties	557,858	557,858
Loans payable, current portion	65,453	62,574
Operating lease liabilities, current portion	86,510	57,200
Total current liabilities	2,418,449	2,782,280

Long-term liabilities:
Loans payable, net of current portion	595,741	412,691
Loans payable to related parties, net of current portion	1,735,114	2,056,805
Operating lease liabilities, current portion	196,594	303,354
Total long-term liabilities	2,527,449	2,772,850

Total liabilities	4,945,898	5,555,130

Commitments and Contingencies	-	-

Stockholders’ Equity:
Common stock; $0.0000001 par value; 100,000 shares authorized; 1,886 and 1,886 issued and 1,754 and 1,754 outstanding as of December 31, 2020 and December 31, 2019, respectively	-	-
Additional paid-in capital	718,542	718,542
Treasury stock at cost	(420,000)	(420,000)
Retained earnings	802,370	1,904,374
Total HWN, Inc. stockholders’ equity	1,100,912	2,202,916
Noncontrolling interest	1,612,024	1,595,106
Total stockholders’ equity	2,712,936	3,798,022

Total liabilities and stockholders’ equity	$7,658,834	$9,353,152

The Notes to Consolidated Financial Statements are an integral part of these statements.

HWN, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2020 AND 2019

	For the years ended
	December 31,
	2020	2019

Revenue	$15,756,944	$22,492,423

Operating expenses:
Cost of revenues	9,897,718	13,062,301
Depreciation and amortization	284,571	298,932
Salaries and wages	5,006,657	5,716,905
General and administrative	1,976,975	2,080,933
Total operating expenses	17,165,921	21,159,071

Income (loss) from operations	(1,408,977)	1,333,352

Other (expenses) income:
Interest expense	(167,771)	(169,676)
Gain on PPP loan forgiveness	873,400	-
Other income	27,183	1,914
Total other expense	732,812	(167,762)

Net loss before income taxes	(676,165)	1,165,590

Provision for income taxes	-	-

Net income (loss) before noncontrolling interest	(676,165)	1,165,590

Less: Net income attributable to noncontrolling interest	(16,918)	(736,052)

Net income (loss) attributable to HWN, Inc. common shareholders	$(693,083)	$429,538

Net loss per share attributable to HWN, Inc. common shareholders, basic and diluted:	$(395.14)	$244.89

Weighted average common shares outstanding, basic and diluted	1,754	1,754

The Notes to Consolidated Financial Statements are an integral part of these statements.

HWN, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDER’S EQUITY
YEARS ENDED DECEMBER 31, 2020 AND 2019

	Common stock		Additional paid-in	Treasury	Accumulated	Noncontrolling
	Shares	Amount	capital	Stock	deficit	interest	Total

Balances, December 31, 2018	1,886	$-	$1,000	$-	$1,631,587	$-	$1,632,587

Acquisition of JTM			717,542			859,054	1,576,596

Repurchase of treasury stock	(132)			(420,000)			(420,000)

Distributions to stockholders					$(156,751)		(156,751)

Net income for the period	-	-	-		429,538	736,052	1,165,590

Ending balance, December 31, 2019	1,754	$-	$718,542	$(420,000)	$1,904,374	$1,595,106	$3,798,022

Distributions to stockholders	-	-	-		(408,921)	-	(408,921)
Net loss for the period	-	-	-		(693,083)	16,918	(676,165)

Ending balance, December 31, 2020	1,754	$-	$718,542	$(420,000)	$802,370	$1,612,024	$2,712,936

The Notes to Consolidated Financial Statements are an integral part of these statements.

HWN, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2020 AND 2019

	For the years ended
	December 31,
	2020	2019

Cash flows from operating activities:
Net income (loss)	$(676,165)	$1,165,590

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	284,572	298,929
Amortization of operating right-of-use assets	84,203	80,750
Gain of forgiveness of PPP loan	(873,400)	-

Changes in operating assets and liabilities:
Changes in operating right-of-use liabilities	(77,450)	(43,888)
Accounts receivable	997,710	(778,363)
Contract assets	(8,712)	96,043
Prepaid expenses and deposits	(29,474)	15,634
Related party receivable	-	85,000
Accounts payable and accrued liabilities	(420,374)	558,464
Contract liabilities	24,351	(25,097)
Net cash (used in) provided by operating activities	(694,739)	1,453,062

Cash flows from investing activities:
Cash acquired in reverse acquisition	-	54,112
Purchase of equipment	(115,320)	(126,734)
Net cash used in investing activities	(115,320)	(72,622)

Cash flows from financing activities:
Repayments of loans payable	(64,871)	(12,238)
Repayment of loans payable to related parties	(321,690)	(528,070)
Distributions to shareholders	(408,922)	(156,751)
Proceeds from PPP loans	1,124,200	-
Repurchase of treasury stock	-	(420,000)
Proceeds from loans payable	-	420,000
Net cash provided by (used in) financing activities	328,717	(697,059)

Net increase (decrease) in cash	(481,342)	683,381

Cash, beginning of period	917,790	234,409

Cash, end of period	436,448	917,790

Supplemental disclosures of cash flow information:
Cash paid for interest	$167,771	$169,676
Cash paid for income taxes	$-	$-

Non-cash investing and financing activities:
Operating lease right of use assets and liabilities	$-	$404,442
Net assets acquired in JTM acquisitions	$-	$401,458
Goodwill acquired in acquisitions	$-	$875,201
Intangible assets acquired in acquisitions	$-	$299,937

The Notes to Consolidated Financial Statements are an integral part of these statements.

HWN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

1.	NATURE OF BUSINESS AND LIQUIDITY

HWN, Inc. (the “Company”) is a Chicago-based provider of engineering and installation services, staffing solutions and cybersecurity and other services to the telecommunications industry. The Company’s managed solutions business services its customers domestically and internationally throughout the project lifecycle. HWN, Inc., (d/b/a High Wire Network Solutions, Inc.) (“HWN”) was incorporated in Delaware on January 20, 2017. HWN is a global provider of managed security, professional services and commercial/industrial electrical solutions delivered exclusively through a channel sales model. HWN’s Overwatch managed security platform-as-a-service offers organizations end-to-end protection for networks, data, endpoints and users via multiyear recurring revenue contracts in this fast-growing technology segment.

On February 7, 2019, HWN and JTM Electrical and Technology, LLC. (“JTM”), an Illinois Corporation, entered into an operating agreement through which HWN owns 50% of JTM.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION AND NON-CONTROLLING INTEREST

The consolidated financial statements as of and for the years ended December 31, 2020 and 2019 include the accounts of HWN, Inc. (“HWN”), and a related company under common ownership, JTM, which is 50% owned and is a variable interest entity. The operations of JTM have been included from the date of acquisition, February 1, 2019.

All material intercompany transactions have been eliminated in the consolidated financial statements. Collectively, and hereafter, High Wire Networks and JTM are referred to as the “Company” or “High Wire”, unless specific reference is made to an individual entity.

Impact of the COVID-19 Pandemic

The extent to which the coronavirus (“COVID-19”) outbreak and measures taken in response thereto impact the Company’s business, results of operations and financial condition will depend on future developments, which are highly uncertain and cannot be predicted.

Global health concerns relating to the COVID-19 outbreak have been weighing on the macroeconomic environment, and the outbreak has significantly increased economic uncertainty. Risks related to consumers and businesses lowering or changing spending, which impact domestic and international spend. The outbreak has resulted in authorities implementing numerous measures to try to contain the virus, such as travel bans and restrictions, quarantines, shelter in place orders, and business shutdowns. These measures have not only negatively impacted consumer spending and business spending habits, they have also adversely impacted and may further impact the Company’s workforce and operations and the operations of its customers, suppliers and business partners. These measures may remain in place for a significant period of time and they are likely to continue to adversely affect the Company’s business, results of operations and financial condition.

The spread of COVID-19 has caused the Company to modify its business practices (including employee travel, employee work locations, and cancellation of physical participation in meetings, events and conferences), and the Company may take further actions as may be required by government authorities or that the Company determines are in the best interests of its employees, customers and business partners. There is no certainty that such measures will be sufficient to mitigate the risks posed by the virus or otherwise be satisfactory to government authorities.

The extent to which the COVID-19 outbreak impacts the Company’s business, results of operations and financial condition will depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to, the duration and spread of the outbreak, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume. Even after the COVID-19 outbreak has subsided, the Company may continue to experience materially adverse impacts to its business as a result of its global economic impact, including any recession that has occurred or may occur in the future.

There are no comparable recent events which may provide guidance as to the effect of the spread of COVID-19 and a global pandemic, and, as a result, the ultimate impact of the COVID-19 outbreak or a similar health epidemic is highly uncertain and subject to change. The Company does not yet know the full extent of the impacts on its business, its operations or the global economy as a whole. However, the effects could have a material impact on the Company’s results of operations, and the Company will continue to monitor the COVID-19 situation closely. As of November 2021, multiple variants of the COVID-19 virus are circulating globally that are highly transmissible, and there is uncertainty around vaccine effectiveness on the new strains of the virus. Uncertainty around vaccine distribution, supply and effectiveness will impact when the negative economic effects as a result of COVID-19 will abate or end and the timing of such recovery may affect the Company’s financial condition.

USE OF ESTIMATES

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. We regularly evaluate estimates and assumptions related to allowance for doubtful accounts, the estimated useful lives and recoverability of long-lived assets, equity component of convertible debt, stock-based compensation, and deferred income tax asset valuation allowances. We base our estimates and assumptions on current facts, historical experience and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by our company may differ materially and adversely from our estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents. As of December 31, 2019, the Company had $893,327 on deposit with a financial institution, which was $393,327 above the Federal Deposit Insurance Corporation insured limit for cash deposits.

ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. We record unbilled receivables for services performed but not billed. Management reviews a customer’s credit history before extending credit. We maintain an allowance for doubtful accounts for estimated losses. Estimates of uncollectible amounts are reviewed each period, and changes are recorded in the period in which they become known. Management analyzes the collectability of accounts receivable each period. This review considers the aging of account balances, historical bad debt experience, and changes in customer creditworthiness, current economic trends, customer payment activity and other relevant factors. Should any of these factors change, the estimate made by management may also change. The allowance for doubtful accounts at December 31, 2020 and 2019 was $0 and $0, respectively. Accounts receivable from related parties at December 31, 2020 and 2019 was $209,113 and $391,859, respectively.

GOODWILL

Goodwill was initially generated through the acquisitions of the HWN, Inc 2017, and JTM in 2019, as the total consideration paid exceeded the fair value of the net assets acquired.

We perform our annual impairment test on December 31st at the reporting unit level, which is consistent with our operating segments. These reporting units are aggregated to form one (1) operating segment and one (1) reportable segment for financial reporting. These reporting units are three (3) reportable segments for the evaluation of goodwill for impairment. As our business evolves and the acquired entities continue to be integrated, our operating segments may change. This may require us to reassess how goodwill at our reporting units are evaluated for impairment.

We perform the impairment testing at least annually or at other times if we believe that it is more likely than not that there may be an impairment to the carrying value of our goodwill. A significant amount of judgment is involved in determining if an indicator of impairment has occurred. Such indicators may include, among others: a significant decline in our expected future cash flows; a significant adverse change in legal factors or in the business climate; unanticipated competition; and slower growth rates. Any adverse change in these factors could have a significant impact on the recoverability of goodwill and our consolidated financial results. If it is more likely than not that goodwill impairment exists, the second step of the goodwill impairment test should be performed to measure the amount of impairment loss, if any.

We consider the results of an income approach and a market approach in determining the fair value of the reportable units. We evaluated the forecasted revenue using a discounted cash flow model for each of the reporting units. We also noted no unusual cost factors that would impact operations based on the nature of the working capital requirements of the components comprising the reportable units. Current operating results, including any losses, are evaluated by us in the assessment of goodwill. The estimates and assumptions used in assessing the fair value of the reporting units and the valuation of the underlying assets and liabilities are inherently subject to significant uncertainties. Key assumptions used in the income approach in evaluating goodwill are forecasts for each of the reporting unit revenue growth rates along with forecasted discounted free cash flows for each reporting unit, aggregated into each reporting segment. For the market approach, we used the guideline public company method, under which the fair value of a business is estimated by comparing the subject company to similar companies with publicly-traded ownership interests. From these “guideline” companies, valuation multiples are derived and then applied to the appropriate operating statistics of the subject company to arrive at indications of value.

While we use available information to prepare estimates and to perform impairment evaluations, actual results could differ significantly from these estimates or related projections, resulting in impairment related to recorded goodwill balances. Additionally, adverse conditions in the economy and future volatility in the equity and credit markets could impact the valuation of our reporting units. We can provide no assurances that, if such conditions occur, they will not trigger impairments of goodwill and other intangible assets in future periods.

Events that could cause the risk for impairment to increase are the loss of a major customer or group of customers, the loss of key personnel and changes to current legislation that may impact our industry or its customers’ industries. There were no impairment charges during the years ended December 31, 2020 and 2019.

INDEFINITE AND DEFINITE-LIVED INTANGIBLE ASSETS OTHER THAN GOODWILL

At December 31, 2020 and 2019, definite-lived intangible assets primarily consist of tradenames and customer relationships which are being amortized over their estimated useful lives of 10 years and non-compete agreements with an estimated useful life of 2 years.

We periodically evaluate the reasonableness of the useful lives of these assets. Once these assets are fully amortized, they are removed from the accounts. These assets are reviewed for impairment or obsolescence when events or changes in circumstances indicate that the carrying amount may not be recoverable. If impaired, intangible assets are written down to fair value based on discounted cash flows or other valuation techniques. We have no intangibles with indefinite lives.

For long-lived assets, impairment losses are only recorded if the asset’s carrying amount is not recoverable through its undiscounted, probability-weighted future cash flows. We measure the impairment loss based on the difference between the carrying amount and the estimated fair value. When an impairment exists, the related assets are written down to fair value. There were no impairment charges during the years ended December 31, 2020 and 2019.

REVENUE RECOGNITION

Adoption of New Accounting Guidance on Revenue Recognition

We recognize revenue based on the five criteria for revenue recognition established under Topic 606: 1) identify the contract, 2) identify separate performance obligations, 3) determine the transaction price, 4) allocate the transaction price among the performance obligations, and 5) recognize revenue as the performance obligations are satisfied.

Contract Types

Our contracts fall under three main types: 1) unit-price, 2) fixed-price, and 3) time-and-materials. Unit-price contracts relate to services being performed and paid on a unit basis, such as per mile of construction completed. Fixed-price contracts are based on purchase order line items that are billed on individual invoices as the project progresses and milestones are reached. Time-and-materials contracts include employees working permanently at customer locations and materials costs incurred by those employees.

A significant portion of our revenues come from customers with whom we have a master service agreement (“MSA”). These MSA’s generally contain customer specific service requirements.

Performance Obligations

A performance obligation is a promise in a contract to transfer a distinct good or service to the customer, and is the unit of account in the new revenue standard. The contract transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied. For our different revenue service types the performance obligation is satisfied at different times. For professional services revenue, the performance obligation is met when the work is performed. In certain cases this may be each day, or each week depending on the customer. For construction services, the performance obligation is met when the work is completed and the customer has approved the work. Contract assets include unbilled amounts for costs of services incurred on contracts with open performance obligations. These amounts are included in contract assets on the consolidated balance sheets. Contract liabilities include costs incurred and are included in contract liabilities on the consolidated balance sheets.

Revenue Service Types

The following is a description of our revenue service types, which include professional services and construction:

●	Professional services are services provided to the clients where we deliver distinct contractual deliverables and/or services. Deliverables may include but are not limited to: engineering drawings, designs, reports and specification. Services may include, but are not limited to: consulting or professional staffing to support our client’s objectives. Consulting or professional staffing services may be provided remotely or on client premises and under their direction and supervision.

●	Construction Services are services provided to the client where we may self-perform or subcontract services that require the physical construction of infrastructure or installation of equipment and materials.

Disaggregation of Revenues

We disaggregate our revenue from contracts with customers by service type, contract type, contract duration, and timing of transfer of goods or services.

We also disaggregate our revenue by operating segment.

Revenue by service type	Year Ended December 31, 2020	Year Ended December 31, 2019
Professional Services	$9,909,157	$13,055,524
Construction	5,847,787	9,436,899
Total	$15,756,944	$22,492,423

Revenue by contract duration	Year Ended December 31, 2020	Year Ended December 31, 2019
Short-term	$1,246,204	$2,098,555
Long-term	14,510,740	20,393,868
Total	$15,756,944	$22,492,423

Revenue by contract type	Year Ended December 31, 2020	Year Ended December 31, 2019
Fixed-price	$14,510,740	$20,393,868
Time-and-materials	1,246,204	2,098,555
Total	$15,756,944	$22,492,423

Accounts Receivable

Accounts receivable include amounts from work completed in which we have billed. The amounts due are stated at their net estimated realizable value. We maintain an allowance for doubtful accounts to provide for the estimated amount of receivables that will not be collected. The allowance is based upon an assessment of customer creditworthiness, historical payment experience, the age of outstanding receivables and collateral to the extent applicable. The allowance for doubtful accounts at December 31, 2020 and 2019 was $0 and $0, respectively.

Contract Assets and Liabilities

Contract assets include unbilled amounts for costs and services incurred on contracts with open performance obligations. These amounts are included in contract assets on the consolidated balance sheets. At December 31, 2020 and 2019, contract assets totaled $60,862 and $52,149, respectively.

Contract liabilities include payment received for incomplete performance obligations and are included in contract liabilities on the consolidated balance sheets. At December 31, 2020 and 2019, contract liabilities totaled $214,450 and $190,099, respectively.

Related Party Revenue

During the years ended December 31, 2020 and 2019 related party revenue was $1,490,778 and $2,263,763, respectively.

COST OF SALES

Cost of revenues includes all direct costs of providing services under the Company’s contracts, including costs for direct labor provided by employees, services by independent subcontractors, operation of capital equipment (excluding depreciation and amortization), direct materials, insurance claims and other direct costs.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. We depreciate the cost of property and equipment over their estimated useful lives at the following annual rates:

Automotive	3-5 years straight-line basis
Computer equipment and software	3-7 years straight-line basis
Leasehold improvements	5 years straight-line basis
Office equipment and furniture	5 years straight-line basis

CONCENTRATIONS OF RISK

Financial instruments that potentially subject our company to concentrations of credit risk consist principally of cash and accounts receivables. We maintain our cash balances with high-credit-quality financial institutions. Deposits held with banks may exceed the amount of insurance provided on such deposits. These deposits may be withdrawn upon demand and therefore bear minimal risk.

We provide credit to customers on an uncollateralized basis after evaluating client creditworthiness. For the year ended December 31, 2020, four customers accounted for 19%, 19%, 15%, and 9%, respectively, of consolidated revenues for the period. In addition, amounts due from these customers represented 13%, 21%, 36%, and 9%, respectively, of trade accounts receivable as of December 31, 2020. For the year ended December 31, 2019, four customers accounted for 17%, 15%, 10%, and 9%, respectively, of consolidated revenues for the period. In addition, amounts due from these customers represented 20%, 19%, 14%, and 19%, respectively, of trade accounts receivable as of December 31, 2019.

Our customers are primarily located within the domestic United States of America. Revenues generated within the domestic United States of America accounted for approximately 100% of consolidated revenues for the year ended December 31, 2020. Revenues generated within the domestic United States of America accounted for approximately 100% of consolidated revenues for the year ended December 31, 2019.

FAIR VALUE OF FINANCIAL INSTRUMENTS

We measure and disclose the estimated fair value of financial assets and liabilities using the fair value hierarchy prescribed by US generally accepted accounting principles. The fair value hierarchy has three levels, which are based on reliable available inputs of observable data. The hierarchy requires the use of observable market data when available. The three-level hierarchy is defined as follows:

Level 1 – quoted prices for identical instruments in active markets;

Level 2 – quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model derived valuations in which significant inputs and significant value drivers are observable in active markets; and

Level 3 – fair value measurements derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Financial instruments consist principally of cash and cash equivalents, accounts receivable, restricted cash, accounts payable, loans payable and convertible debentures. Derivative liabilities are determined based on “Level 3” inputs, which are significant and unobservable and have the lowest priority. There were no transfers into or out of “Level 3” during the years ended December 31, 2020 and 2019. The recorded values of all other financial instruments approximate their current fair values because of their nature and respective relatively short maturity dates or durations.

PRINCIPLES OF CONSOLIDATION AND ACCOUNTING FOR INVESTMENT IN AFFILIATE COMPANIES

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States. The consolidated financial statements include the accounts of the Company

The Company consolidates all entities in which it has a controlling voting interest and a variable interest in a variable interest entity (“VIE”) in which the Company is deemed to be the primary beneficiary.

The consolidated financial statements include the accounts of JTM Electrical and Technology, LLC (“JTM “) (since February 2019), in which the Company owns an interest of 50%. The Company makes all significant decisions related to JTM even though it reflects 50% of the profit or loss. Additionally, substantially all of the entity’s activities either involve or are conducted on behalf of the entity by the 50% holder of JTM.

The consolidation of JTM resulted in increases of $3,693,359 and $3,513,732 in assets and $992,788 and $465,032 in liabilities in the Company’s consolidated balance sheet as of December 31, 2020 and December 31, 2019, respectively. It also resulted in an increase of $5,847,787 and $9,436,898 in revenue and an increase in net income of $16,918 and in $735,052 the consolidated statement of operations for the years ended December 31, 2020 and 2019, respectively.

INCOME TAXES

The Company has elected to be treated as a Subchapter S Corporation for income tax purposes and as such recognizes no income tax liability or benefit. We conduct business, and file state franchise or net worth, tax returns in various states within the United States. We determine our filing obligations in a jurisdiction in accordance with existing statutory and case law.

(LOSS) EARNINGS PER SHARE

The Company computes (loss) earnings per share in accordance with ASC 260, “Earnings per Share” which requires presentation of both basic and diluted (loss) earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing the (loss) earnings available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. As of December 31, 2020 and 2019, the Company had 0 and 0 common stock equivalents outstanding.

RECENT ACCOUNTING PRONOUNCEMENTS

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement, which amends the disclosure requirements for fair value measurements by removing, modifying and adding certain disclosures. We adopted this standard on January 1, 2020. The adoption of this standard did not materially impact our consolidated financial statements and related disclosures.

We have implemented all new accounting pronouncements that are in effect and that may impact our financial statements and do not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on our financial position or result of operations.

3.	ACQUISITION OF JTM

As noted in Note 2, on February 7, 2019, HWN and JTM Electrical and Technology, LLC (“JTM”), an Illinois Corporation, entered into an operating agreement through which HWN owns 50% of JTM. JTM was acquired for the purpose of expanding the Company’s product line to include electrical contracting services to existing customers.

The acquisition was accounted for under the acquisition method of accounting which requires the consideration given, assets acquired, and liabilities assumed to be measured at fair value. In measuring the consideration transferred,

The fair value of the assets acquired, liabilities assumed and consideration transferred denoted below are provisional in nature and based on the management’s best estimates using information that it has obtained as of the reporting date. The fair value of the assets acquired, liabilities assumed and consideration transferred denoted below are based on the management’s best estimates using information that it has obtained as of the reporting date. The Company has finalized the purchase price allocation.

The consolidation of JTM resulted in increases of $3,693,359 and $3,513,732 in assets and $992,788 and $465,032 in liabilities in the Company’s consolidated balance sheet as of March 31, 2021 and December 31, 2020, respectively. It also resulted in an increase of $5,847,787 and $9,436,898 in revenue and an increase in net income of $16,918 and in $735,052 the consolidated statement of operations for the years ended December 31, 2020 and 2019, respectively.

The fair value of the consideration transferred, liabilities assumed are as follows:

Purchase consideration	Fair Value
50% interest in JTM	$859,054
Non controlling interest	859,054
Total purchase price	$1,718,108

The fair value of the net assets acquired are as follows:

Allocation of purchase consideration
Note payable	$69,614
Working capital	379,058
Other assets	94,298
Goodwill	875,201
Non-compete agreements	51,489
Customer lists	52,583
Tradenames	195,865
Total enterprise value	$1,718,108

The following shows pro forma results for the year ended December 31, 2019, as if the transaction had occurred on January 1, 2019.

	Year ended December 30, 2019
	As Reported	Pro Forma

Revenue	$22,492,423	$22,620,699
Net income attributable to HWN, Inc. common shareholders	$429,538	$379,370

4.	PROPERTY AND EQUIPMENT, NET

As of December 31, 2020 and 2019, property and equipment consists of the following:

	December 31,	December 31,
	2020	2019
Computers and office equipment	$43,281	$23,161
Vehicles	90,060	90,060
Leasehold improvements	6,113	6,113
Software	383,003	287,803
Machinery and equipment	26,194	26,194
Total	548,651	433,331

Less: accumulated depreciation	(73,210)	(36,801)

Property and equipment, net	$475,441	$396,530

Depreciation expense for the years ended December 31, 2020 and 2019 was $36,409 and $43, 297, respectively.

5.	GOODWILL AND INTANGIBLE ASSETS

Goodwill

The following table sets forth the changes in the Company’s goodwill during the years ended December 31, 2020 and 2019. Goodwill was derived from the acquisition of HWN in 2017 and JTM in 2019.

Total Goodwill
Balance December 31, 2018	$1,732,431
Acquisition of JTM	875,201
Balance December 31, 2019	$2,607,632
Balance December 31, 2020	$2,607,632

Intangible Assets other than Goodwill

The following table summarizes the Company’s intangible assets other than goodwill as of December 31, 2020 and 2019:

	Cost	Accumulated Amortization	Impairment	Net carrying value at December 31, 2020	Net carrying value at December 31, 2019	Average useful life
Customer relationship and lists	$1,433,610	$(550,753)	$-	$882,857	$1,026,612	10 years
Non compete agreements	338,564	(336,377)		2,187	$28,002	2 years
Trade names	783,782	(267,682)	-	516,100	594,692	10 years

Total intangible assets	$2,555,956	$(1,154,812)	$-	$1,401,144	$1,649,306

Amortization expense for the years ending December 31, 2020 and 2019 was $248,163 and $255,636, respectively,

The estimated future amortization expense for the next five years and thereafter is as follows:

Year ending December 31,
2021	$224,039
2022	221,852
2023	221,852
2024	221,852
2025	221,852
Thereafter	289,697
Total	$1,401,144

6.	INCOME TAXES

The Company has elected to be treated as a Subchapter S Corporation for income tax purposes and as such recognizes no income tax liability or benefit

7.	RELATED PARTIES

Other than compensation arrangements for our named executive officers and directors, we describe below each transaction or series of similar transactions, since January 1, 2020, to which we were a party or will be a party, in which:

●	any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Transactions with Related Parties

On February 17, 2017, the Company issued a promissory note to Jeffrey Gardner and James Marsh with an original principal amount of $4,000,000. The note accrues interest at a rate of 5.5% per annum and the maturity date is February 27, 2022. Mr. Marsh and Mr. Gardner each owned 21.5% of the outstanding shares of the Company on December 31, 2020 and 2019. On January 1, 2021, the assigned the note and each assigned 50% of their equity interests to a third party. (See Note 11, Subsequent Events.)

During the years ended December 31, 2020 and 2019 the Company repaid $321,691 and $528,070 of principal and $80,670 and $161,488 of interest, respectively.

As of December 31, 2020, the outstanding principal of the note was $2,292,972 and the interest payable was $67,968.

During the years ended December 31, 2020 and 2019, the Company had revenue of $1,490,778 and $2,263,763, respectively to Carousel Industries, a Company owned by Mr. Gardner and Mr. Marsh. As of December 31, 2020 and 2019, the Company had accounts receivable of $209,113 and $391,859, respectively from Carousel Industries.

During the years ended December 31, 2020 and 2019, the Company purchased $37,975 and $41,140, respectively of goods and services from Carousel Industries... As of December 31, 2020 and 2019, the accounts payable balance to Carousel Industries was $11,328 and $15,732, respectively.

Notes Payable Related Parties

As of December 31, 2020 and 2019, the Company had outstanding the following related party loans payable:

	December 31,	December 31,
	2020	2019
Promissory note issued to the James Marsh and Jeffrey Gardner, 5.5% interest, unsecured, due February 27, 2022	$2,292,972	$2,614,666

Total	$2,292,972	$2,614,666

Less: Long-term portion of loans payable	(1,735,114)	(2,056,808)

Loans payable, current portion	$557,858	$557,858

On February 17, 2019, the Company issued a promissory note to Jeffrey Gardner and James Marsh with an original principal amount of $4,000,000. The note accrues interest at a rate of 5.5% per annum and the maturity date is February 27, 2022.

On January 1, 2021, this note was assigned by Jeffrey Gardner and James Marsh to the Mark Munro 1996 Charitable Remainder UniTrust.

8	NOTES PAYABLE

As of December 31, 2020 and December 31, 2019, the Company had outstanding the following loans payable:

	December 31,	December 31,
	2020	2019
Promissory note issued to Cornerstone National Bank & Trust, 4.5% interest, unsecured, matures on October 9, 2024	358,343	410,852
Bank of America auto loan, matures on March 31, 2025	52,051	64,413
CARES Act Loans	250,800	-
Total	$661,194	$475,265

Less: Long-term portion of loans payable	(595,741)	(412,691)

Loans payable, current portion, net of debt discount	$65,453	$62,574

Auto loan with Bank of America, 4.7% interest, matures December 23, 2025

On September 23, 2019, the Company entered into an auto loan with Bank of America. The total amount financed was $66,855, with a finance charge of $10,406 related to the annual percentage rate of 4.7%. The total of the payments due under the note at issuance was $77,261. The Company is to make 75 monthly payments of $1,030.15. The first payment was due on October 23, 2019, and the final payment is due on December 23, 2025.

During the years ended December 31, 2020 and 2019, the Company made cash payments of $12,362, and $12,362, respectively.

As of December 31, 2020 and 2019 the Company owed $52,051 and $64,413, respectively pursuant to this auto loan.

Promissory note issued to Cornerstone National Bank & Trust, 4.5% interest, matures October 9, 2024

On October 21, 2019, the Company issued a promissory note to Cornerstone National Bank & Trust with an original principal amount of $420,000. The note bears interest at a rate of 4.5% per annum and the maturity date is October 9, 2024. The Company is to make monthly payments of principal and interest of $5,851, with a final balloon payment of $139,033 due on October 9, 2024.

During the years ended December 31, 2020, and 2019 the Company made cash payments for principal of $52,509 and $9,148, respectively..

As of December 31, 2020 and 2019, the Company owed $358,342 and $$410,852, respectively pursuant to this agreement.

CARES Act Loans

On April 8, 2020, HWN received $873,400. On April 14, 2020, JTM received $250,800.

These loan agreements were pursuant to the CARES Act. The CARES Act was established in order to enable small businesses to pay employees during the economic slowdown caused by COVID-19 by providing forgivable loans to qualifying businesses for up to 2.5 times their average monthly payroll costs. The amount borrowed under the CARES Act is eligible to be forgiven provided that (a) the Company uses the PPP Funds during the eight week period after receipt thereof, and (b) the PPP Funds are only used to cover payroll costs (including benefits), rent, mortgage interest, and utility costs. The amount of loan forgiveness will be reduced if, among other reasons, the Company does not maintain staffing or payroll levels. Principal and interest payments on any unforgiven portion of the PPP Funds will be deferred for six months and will accrue interest at a fixed annual rate of 1.0% and carry a two year maturity date. There is no prepayment penalty on the CARES Act Loan.

On November 4, 2020, High Wire received approval for forgiveness of its $873,400 CARES Act Loan.

On March 30, 2021, JTM received approval for forgiveness of its $250,800 CARES Act Loan. As a result, the Company recorded a gain on PPP loan forgiveness. (See Note 11, Subsequent Events)

As of December 31, 2020 and December 31, 2019, the aggregate balance of these loans was $250,800 and $0, respectively, and is included in loans payable on the unaudited condensed consolidated balance sheets.,

9.	LEASES

The Company leases certain office space and equipment. Leases with an initial term of 12 months or less are not recorded on the balance sheet; we recognize lease expense for these leases on a straight-line basis over the lease term. The depreciable lives of operating lease assets and leasehold improvements are limited by the expected lease term. The Company’s leases generally do not provide an implicit rate, and therefore the Company uses its incremental borrowing rate as the discount rate when measuring operating lease liabilities.

The following table sets forth the operating lease right of use (“ROU”) assets and liabilities as of December 31, 2020 and December 31, 2019:

	December 31,	December 31,
	2020	2019
Operating lease assets	$239,489	$323,692

Operating lease liabilities:
Long term operating lease liabilities	$196,594	$303,354
Current operating lease liabilities	86,510	57,210
Total operating lease liabilities	$283,104	$360,554

Expense related to leases is recorded on a straight-line basis over the lease term, including rent holidays. During the years ended December 31, 2020 and 2019, the Company recognized operating lease expense of $55,652 and $105,924, respectively. Operating lease costs are included within selling, administrative and other expenses on the condensed consolidated statements of income and comprehensive income.

The operating lease liabilities as of December 31, 2021 reflect a weighted average discount rate of 5%. The weighted average remaining term of the leases is 2.58 years. Remaining lease payments as of December 31, 2020 are as follows:

Year ending December 31,
2021	$106,760
2022	121,085
2023	75,509
Total lease payments	303,354
Less: imputed interest	(20,250)
Total	$283,104

Current portion	$86,510
Long term portion	$196,594

During the twelve months ended December 31, 2020 and December 31, 2019, short-term lease costs were $30,950 and $35,400, respectively. Short term leases are leases where the Company has a lease term of twelve months or less.

10.	COMMON STOCK

Authorized Shares

The Company has 100,000 common shares authorized with a par value of $0.0000001.

As of December 31, 2020 and 2019, there were 1,886 common shares issued and 1,754 common shares outstanding. During the year ended December 31, 2019, the Company purchased 132 shares of common stock for a purchase price of $420,000, which amount is recorded as treasury stock on the Company’s consolidated balance sheet. During the years ended December 31, 2020 and 2019, the Company made distributions to stockholders of $408,921 and $157,751, respectively.

11.	SUBSEQUENT EVENTS

On July 19, 2021, the Company made a cash distribution of $20,000 to JTM Electrical and Technology, LLC.

On January 27, 2021, HWN, Inc, and the stockholders of HWN, Inc. (the “Stockholders”) and Spectrum Global Solutions, Inc. (“Spectrum”) , HW Merger Sub, Inc., entered into an Agreement and Plan of Merger (the “Agreement”) whereby the Stockholders agreed to sell to Spectrum all of the capital stock of HWN, Inc. On June 16, 2021, the transaction contemplated by the Agreement closed, and HWN, Inc. became a wholly-owned subsidiary of Spectrum Global Solutions, Inc. As part of the consideration for the transaction, Spectrum Global Solutions, Inc. issued shares of a newly established Series D Preferred Stock.

The merger has been accounted for as a reverse merger in accordance with US GAAP. This determination was primarily based on High Wire’s business comprising the ongoing operations of the Company following the Merger, High Wire’s senior management comprising the senior management of the Company and High Wire’s stockholders having a majority of the voting power of the Company. For accounting purposes, Spectrum is considered the “acquired” company and High Wire is considered the “acquirer.” Accordingly, for accounting purposes, the Merger is treated as the equivalent of High Wire issuing stock for the net assets of Spectrum, accompanied by a recapitalization. The net assets of Spectrum have been remeasured at fair value and applied against the purchase price resulting in goodwill or other intangible assets recorded. The consolidated assets, liabilities and results of operations prior to the Closing Date of the merger are those of High Wire, and Spectrum’s assets, liabilities and results of operations are consolidated with High Wire beginning on the Closing Date. The shares and corresponding capital amounts and earnings per share available to common stockholders, pre-merger, have been retroactively restated as shares reflecting the exchange ratio in the merger. The historical financial information and operating results of Spectrum prior to the merger have not been separately presented in these condensed consolidated financial statements.

On February 15, 2022, the Company sold its 50% interest in JTM Electrical and Technology, LLC for $525,000, to be paid with an initial payment of $200,000 and thirteen monthly payments of $25,000.

Acquisition of Secure Voice Corp. (“SVC”)

On April 13, 2021, Spectrum, SVC, Inc., Secure Voice Corp. (“SVC”) and Telecom Assets Corp. (the “Seller”) entered into a Stock Purchase Agreement (the “Agreement”) whereby the Seller agreed to sell SVC to Spectrum, in exchange for $2,500,000 in cash and up to $6,500,000 (less up to $2,000,000 in assumed liabilities) of a newly established series of convertible preferred stock of Spectrum. The closing of the transaction contemplated by the Agreement is subject to certain closing conditions, as set forth in the Agreement.

The business being purchased by Spectrum is a wholesale network services provider with network footprint and licenses in the Northeast and Southeast United States as well as Texas. This network carries VoIP and other traffic for other service providers. A transition services agreement will be entered into in order to begin the integration process prior to the closing of the transaction.

On November 4, 2021, the proposed acquisition was closed. The closing of the acquisition was facilitated by the senior secured promissory note described in the “Private placement transaction” section of this note.

PPP Loan Forgiveness

On August 14, 2021, High Wire recognized a benefit of $873,465 for PPP loan forgiveness from the federal government.

On March 31, 2021, JTM recognized a benefit of $250,800 for PPP loan forgiveness from the federal government.

Related Party Loans

On January 1, 2021. Mr. Gardner and Mr. Marsh assigned their note payable with a principal balance of $2,292,971, along with accrued interest of $67,968 of accrued interest to the Mark Munro 1996 Charitable Remainder Unitrust.

HWN, INC.
TABLE OF CONTENTS

MARCH 31, 2021 AND 2020

HWN, INC.

CONSOLIDATED BALANCE SHEETS
MARCH 31, 2021 AND 2020

	March 31,	December 31,
ASSETS	2021	2020

Current Assets:
Cash	$269,609	$436,448
Accounts receivable, net of allowances of $0 and $0, respectively	3,386,931	2,286,023
Contract assets	_-	60,862
Prepaid expenses and deposits	147,968	151,795
Total current assets	3,804,508	2,935,128

Property and equipment, net of accumulated depreciation of $80,567 and $73,210, respectively	479,087	475,441
Goodwill	2,607,632	2,607,632
Intangible assets, net of accumulated amortization of $1,212,585 and $1,154,812, respectively	1,343,371	1,401,144
Operating lease right-of-use assets	217,801	239,489
Total assets	$8,452,399	$7,658,834

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued liabilities	$2,048,972	$1,494,178
Contract liabilities	373,523	214,450
Loans payable to related parties	2,292,972	557,858
Loans payable, current portion	61,865	65,453
Operating lease liabilities	99,452	86,510
Total current liabilities	4,876,784	2,426,607

Long-term liabilities:
Loans payable, net of current portion	331,871	595,741
Loans payable to related parties, net of current portion	-	1,735,114
Operating lease liabilities, net of current portion	161,902	196,594
Total long-term liabilities	493,773	2,519,291

Total liabilities	5,370,557	4,945,898

Commitments and Contingencies	-	-

Stockholders’ Equity:
Common stock; $0.0000001 par value; 100,000 shares authorized; 1,886 and 1,866 issued and 1,754 and 1,754 outstanding as of March 31, 2021 and December 31, 2020, respectively	-	-
Additional paid-in capital	718,542	718,542
Treasury stock at cost	(420,000)	(420,000)
Retained earnings	672,106	802,370
Total HWN, Inc. stockholders’ equity	970,648	1,100,912
Noncontrolling interest	2,111,194	1,612,024
Total stockholders’ equity	3,081,842	2,712,936

Total liabilities and stockholders’ equity	$8,452,399	$7,658,834

The Notes to Consolidated Financial Statements are an integral part of these statements.

HWN, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2021 AND 2020

	For the three months ended
	March 31,
	2021	2020

Revenue	$5,073,840	$5,609,611

Operating expenses:
Cost of revenues	2,978,544	3,322,587
Depreciation and amortization	65,127	63,770
Salaries and wages	1,345,318	1,458,972
General and administrative	522,650	595,667
Total operating expenses	4,911,639	5,440,996

Income from operations	162,201	168,615

Other (expenses) income:
Interest expense	(44,428)	(29,017)
Gain on PPP loan forgiveness	250,800	-
Other income	333	218
Total other expense	206,705	(28,799)

Net income before income taxes	368,906	139,816

Provision for income taxes	-	-

Net income before noncontrolling interest	368,906	139,816

Less: Net income attributable to noncontrolling interest	(499,170)	(102,120)

Net income attributable to HWN, Inc. common shareholders	$(130,264)	$37,696

Net income (loss) per share attributable to HWN, Inc. common shareholders, basic and diluted:	$(74.27)	$21.49

Weighted average common shares outstanding, basic and diluted	1,754	1,754

The Notes to Consolidated Financial Statements are an integral part of these statements.

HWN, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDER’S EQUITY

For the three months ended March 31, 2021
	Common stock		Additional paid-in	Treasury	Retained	Noncontrolling
	Shares	$	capital	Stock	earnings	interest	Total
Balance, December 31, 2020	1,754	$-	$718,542	$(420,000)	$802,370	$1,612,024	$2,712,936

Net income (loss) for the period	-	-	-	-	(130,264)	499,170	368,906

Ending balance, March 31, 2021	1,754	$-	$718,542	$(420,000)	$672,106	$2,111,194	$3,081,842

For the three months ended March 31, 2020

Balances, December 31, 2019	1,754	$-	$718,542	$(420,000)	$1,904,378	$1,595,106	$3,798,026

Distributions to shareholders	-	-	-	-	(603)	-	(603)

Net loss for the period	-	-	-	-	37,692	102,120	139,812

Ending balance, March 31, 2020	1,754	$-	$718,542	$(420,000)	$1,941,467	$1,697,226	$3,937,235

The Notes to Consolidated Financial Statements are an integral part of these statements.

HWN, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
THREE MONDED ENDED MARCH 31, 2021 AND 2020

	For the three months ended
	March 31,
	2021	2020

Cash flows from operating activities:
Net loss	$368,906	$139,816

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	65,127	63,770
Amortization of operating right-of-use assets	21,688	20,703
Gain of forgiveness of PPP loan	(250,800)	-

Changes in operating assets and liabilities
Change in operating right-of-use liabilities	(21,750)	(17,765)
Accounts receivable	(1,100,908)	(436,460)
Contract assets	60,862	311,770
Prepaid expenses and deposits	3,827	13,659
Related party receivable	-	-
Accounts payable and accrued liabilities	554,794	110,822
Contract liabilities	159,073	112,616
Net cash (used in) provided by operating activities	(139,181)	318,931

Cash flows from investing activities:
Purchase of equipment	(11,000)	(50,469)
Net cash used in investing activities	(11,000)	(50,469)

Cash flows from financing activities:
Repayments of loans payable	(16,568)	(16,018)
Repayment of loans payable to related parties	-	(90,864)
Distributions to shareholders	-	(603)
Net cash (used in) financing activities	(16,568)	(107,485)

Net increase (decrease) in cash	(166,749)	160,977

Cash, beginning of period	436,448	917,790

Cash, end of period	269,609	1,078,767

Supplemental disclosures of cash flow information:
Cash paid for interest	$84,578	$29,017
Cash paid for income taxes	$-	$-

Non-cash investing and financing activities:

The Notes to Consolidated Financial Statements are an integral part of these statements.

HWN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2021 AND 2020

1.	NATURE OF BUSINESS AND LIQUIDITY

HWN, Inc. (the “Company”) is a Chicago-based provider of engineering and installation services, staffing solutions, cybersecurity and other services to the telecommunications industry. The Company’s managed solutions business services its customers domestically and internationally throughout the project lifecycle. HWN, Inc., (d/b/a High Wire Network Solutions, Inc.) (“HWN”) was incorporated in Delaware on January 20, 2017. HWN is a global provider of managed security, professional services and commercial/industrial electrical solutions delivered exclusively through a channel sales model. HWN’s Overwatch managed security platform-as-a-service offers organizations end-to-end protection for networks, data, endpoints and users via multiyear recurring revenue contracts in this fast-growing technology segment.

On February 7, 2019, HWN and JTM Electrical and Technology, LLC. (“JTM”), an Illinois Corporation, entered into an operating agreement through which HWN owns 50% of JTM.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION AND NON-CONTROLLING INTEREST

The consolidated financial statements as of and for the three months ended March 31, 2021 and 2020 include the accounts of HWN, Inc. (“HWN”), and a related company under common ownership, JTM., which is 50% owned and is a variable interest entity. The operations of JTM have been included from the date of acquisition, February 1, 2019.

All material intercompany transactions have been eliminated in the consolidated financial statements. Collectively, and hereafter, High Wire Networks and JTM are referred to as the “Company” or “High Wire”, unless specific reference is made to an individual entity.

Impact of the COVID-19 Pandemic

The extent to which the coronavirus (“COVID-19”) outbreak and measures taken in response thereto impact the Company’s business, results of operations and financial condition will depend on future developments, which are highly uncertain and cannot be predicted.

Global health concerns relating to the COVID-19 outbreak have been weighing on the macroeconomic environment, and the outbreak has significantly increased economic uncertainty. Risks related to consumers and businesses lowering or changing spending, which impact domestic and international spend. The outbreak has resulted in authorities implementing numerous measures to try to contain the virus, such as travel bans and restrictions, quarantines, shelter in place orders, and business shutdowns. These measures have not only negatively impacted consumer spending and business spending habits, they have also adversely impacted and may further impact the Company’s workforce and operations and the operations of its customers, suppliers and business partners. These measures may remain in place for a significant period of time and they are likely to continue to adversely affect the Company’s business, results of operations and financial condition.

The spread of COVID-19 has caused the Company to modify its business practices (including employee travel, employee work locations, and cancellation of physical participation in meetings, events and conferences), and the Company may take further actions as may be required by government authorities or that the Company determines are in the best interests of its employees, customers and business partners. There is no certainty that such measures will be sufficient to mitigate the risks posed by the virus or otherwise be satisfactory to government authorities.

The extent to which the COVID-19 outbreak impacts the Company’s business, results of operations and financial condition will depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to, the duration and spread of the outbreak, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume. Even after the COVID-19 outbreak has subsided, the Company may continue to experience materially adverse impacts to its business as a result of its global economic impact, including any recession that has occurred or may occur in the future.

There are no comparable recent events which may provide guidance as to the effect of the spread of COVID-19 and a global pandemic, and, as a result, the ultimate impact of the COVID-19 outbreak or a similar health epidemic is highly uncertain and subject to change. The Company does not yet know the full extent of the impacts on its business, its operations or the global economy as a whole. However, the effects could have a material impact on the Company’s results of operations, and the Company will continue to monitor the COVID-19 situation closely. As of November 2021, multiple variants of the COVID-19 virus are circulating globally that are highly transmissible, and there is uncertainty around vaccine effectiveness on the new strains of the virus. Uncertainty around vaccine distribution, supply and effectiveness will impact when the negative economic effects as a result of COVID-19 will abate or end and the timing of such recovery may affect the Company’s financial condition.

USE OF ESTIMATES

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. We regularly evaluate estimates and assumptions related to allowance for doubtful accounts, the estimated useful lives and recoverability of long-lived assets, equity component of convertible debt, stock-based compensation, and deferred income tax asset valuation allowances. We base our estimates and assumptions on current facts, historical experience and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by our company may differ materially and adversely from our estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. We record unbilled receivables for services performed but not billed. Management reviews a customer’s credit history before extending credit. We maintain an allowance for doubtful accounts for estimated losses. Estimates of uncollectible amounts are reviewed each period, and changes are recorded in the period in which they become known. Management analyzes the collectability of accounts receivable each period. This review considers the aging of account balances, historical bad debt experience, and changes in customer creditworthiness, current economic trends, customer payment activity and other relevant factors. Should any of these factors change, the estimate made by management may also change. The allowance for doubtful accounts at March 31, 2021 and 2020 was $0 and $0, respectively. Accounts receivable from related parties at March 31, 2021 and December 31, 2020 was $0 and $209,113, respectively.

GOODWILL

Goodwill was initially generated through the acquisitions of the HWN, Inc 2017, and JTM in 2019, as the total consideration paid exceeded the fair value of the net assets acquired.

We perform our annual impairment test on December 31st at the reporting unit level, which is consistent with our operating segments. These reporting units are aggregated to form one (1) operating segment and one (1) reportable segment for financial reporting. These reporting units are three (3) reportable segments for the evaluation of goodwill for impairment. As our business evolves and the acquired entities continue to be integrated, our operating segments may change. This may require us to reassess how goodwill at our reporting units are evaluated for impairment.

We perform the impairment testing at least annually or at other times if we believe that it is more likely than not that there may be an impairment to the carrying value of our goodwill. A significant amount of judgment is involved in determining if an indicator of impairment has occurred. Such indicators may include, among others: a significant decline in our expected future cash flows; a significant adverse change in legal factors or in the business climate; unanticipated competition; and slower growth rates. Any adverse change in these factors could have a significant impact on the recoverability of goodwill and our consolidated financial results. If it is more likely than not that goodwill impairment exists, the second step of the goodwill impairment test should be performed to measure the amount of impairment loss, if any.

We consider the results of an income approach and a market approach in determining the fair value of the reportable units. We evaluated the forecasted revenue using a discounted cash flow model for each of the reporting units. We also noted no unusual cost factors that would impact operations based on the nature of the working capital requirements of the components comprising the reportable units. Current operating results, including any losses, are evaluated by us in the assessment of goodwill. The estimates and assumptions used in assessing the fair value of the reporting units and the valuation of the underlying assets and liabilities are inherently subject to significant uncertainties. Key assumptions used in the income approach in evaluating goodwill are forecasts for each of the reporting unit revenue growth rates along with forecasted discounted free cash flows for each reporting unit, aggregated into each reporting segment. For the market approach, we used the guideline public company method, under which the fair value of a business is estimated by comparing the subject company to similar companies with publicly-traded ownership interests. From these “guideline” companies, valuation multiples are derived and then applied to the appropriate operating statistics of the subject company to arrive at indications of value.

While we use available information to prepare estimates and to perform impairment evaluations, actual results could differ significantly from these estimates or related projections, resulting in impairment related to recorded goodwill balances. Additionally, adverse conditions in the economy and future volatility in the equity and credit markets could impact the valuation of our reporting units. We can provide no assurances that, if such conditions occur, they will not trigger impairments of goodwill and other intangible assets in future periods.

Events that could cause the risk for impairment to increase are the loss of a major customer or group of customers, the loss of key personnel and changes to current legislation that may impact our industry or its customers’ industries. There were no impairment charges during the three months ended March 31, 2021 and 2020.

INDEFINITE AND DEFINITE-LIVED INTANGIBLE ASSETS OTHER THAN GOODWILL

At March 31, 2021 and 2020, definite-lived intangible assets primarily consist of tradenames and customer relationships which are being amortized over their estimated useful lives of 10 years and non-compete agreements with an estimated useful life of 2 years.

We periodically evaluate the reasonableness of the useful lives of these assets. Once these assets are fully amortized, they are removed from the accounts. These assets are reviewed for impairment or obsolescence when events or changes in circumstances indicate that the carrying amount may not be recoverable. If impaired, intangible assets are written down to fair value based on discounted cash flows or other valuation techniques. We have no intangibles with indefinite lives.

For long-lived assets, impairment losses are only recorded if the asset’s carrying amount is not recoverable through its undiscounted, probability-weighted future cash flows. We measure the impairment loss based on the difference between the carrying amount and the estimated fair value. When an impairment exists, the related assets are written down to fair value. There were no impairment charges during the three months ended March 31, 2021 and 2020.

REVENUE RECOGNITION

Adoption of New Accounting Guidance on Revenue Recognition

We recognize revenue based on the five criteria for revenue recognition established under Topic 606: 1) identify the contract, 2) identify separate performance obligations, 3) determine the transaction price, 4) allocate the transaction price among the performance obligations, and 5) recognize revenue as the performance obligations are satisfied.

Contract Types

Our contracts fall under three main types: 1) unit-price, 2) fixed-price, and 3) time-and-materials. Unit-price contracts relate to services being performed and paid on a unit basis, such as per mile of construction completed. Fixed-price contracts are based on purchase order line items that are billed on individual invoices as the project progresses and milestones are reached. Time-and-materials contracts include employees working permanently at customer locations and materials costs incurred by those employees.

A significant portion of our revenues come from customers with whom we have a master service agreement (“MSA”). These MSA’s generally contain customer specific service requirements.

Performance Obligations

A performance obligation is a promise in a contract to transfer a distinct good or service to the customer, and is the unit of account in the new revenue standard. The contract transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied. For our different revenue service types the performance obligation is satisfied at different times. For professional services revenue, the performance obligation is met when the work is performed. In certain cases this may be each day, or each week depending on the customer. For construction services, the performance obligation is met when the work is completed and the customer has approved the work. Contract assets include unbilled amounts for costs of services incurred on contracts with open performance obligations. These amounts are included in contract assets on the consolidated balance sheets. Contract liabilities include costs incurred and are included in contract liabilities on the consolidated balance sheets.

Revenue Service Types

The following is a description of our revenue service types, which include professional services and construction:

●	Professional services are services provided to the clients where we deliver distinct contractual deliverables and/or services. Deliverables may include but are not limited to: engineering drawings, designs, reports and specification. Services may include, but are not limited to: consulting or professional staffing to support our client’s objectives. Consulting or professional staffing services may be provided remotely or on client premises and under their direction and supervision.

●	Construction Services are services provided to the client where we may self-perform or subcontract services that require the physical construction of infrastructure or installation of equipment and materials.

Disaggregation of Revenues

We disaggregate our revenue from contracts with customers by service type, contract type, contract duration, and timing of transfer of goods or services.

We also disaggregate our revenue by operating segment.

Revenue by service type	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020
Professional Services	$2,461,946	$4,002,065
Construction	2,611,894	1,607,546
Total	$5,073,840	$5,609,611

Revenue by contract duration	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020
Short-term	$372,840	$405,036
Long-term	4,701,000	5,204,575
Total	$5,073,840	$5,609,611

Revenue by contract type	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020
Fixed-price	$4,702,128	$5,208,315
Time-and-materials	371,712	401,296
Total	$5,073,8406	$5,609,611

Accounts Receivable

Accounts receivable include amounts from work completed in which we have billed. The amounts due are stated at their net estimated realizable value. We maintain an allowance for doubtful accounts to provide for the estimated amount of receivables that will not be collected. The allowance is based upon an assessment of customer creditworthiness, historical payment experience, the age of outstanding receivables and collateral to the extent applicable.

Contract Assets and Liabilities

Contract assets include unbilled amounts for costs and services incurred on contracts with open performance obligations. These amounts are included in contract assets on the consolidated balance sheets. At March 31, 2021 and December 31, 2020, contract assets totaled $0 and $60,862, respectively.

Contract liabilities include payment received for incomplete performance obligations and are included in contract liabilities on the consolidated balance sheets. At March 31, 2021 and December 31, 2020, contract liabilities totaled $531,211 and $214,450, respectively.

Related Party Revenue

During the three months ended March 31, 2021 and 2020 related party revenue was $841,759 and $0, respectively.

COST OF SALES

Cost of revenues includes all direct costs of providing services under the Company’s contracts, including costs for direct labor provided by employees, services by independent subcontractors, operation of capital equipment (excluding depreciation and amortization), direct materials, insurance claims and other direct costs.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. We depreciate the cost of property and equipment over their estimated useful lives at the following annual rates:

Automotive	3-5 years straight-line basis
Computer equipment and software	3-7 years straight-line basis
Leasehold improvements	5 years straight-line basis
Office equipment and furniture	5 years straight-line basis

CONCENTRATIONS OF RISK

Financial instruments that potentially subject our company to concentrations of credit risk consist principally of cash and accounts receivables. We maintain our cash balances with high-credit-quality financial institutions. Deposits held with banks may exceed the amount of insurance provided on such deposits. These deposits may be withdrawn upon demand and therefore bear minimal risk.

We provide credit to customers on an uncollateralized basis after evaluating client creditworthiness. For the quarter ended March 31, 2021, three customers accounted for 45%, 20%, and 10%, respectively, of consolidated revenues for the period. In addition, amounts due from these customers represented 52%, 19%, and 4%, respectively, of trade accounts receivable as of March 31, 2021. For the quarter ended March 31, 2020, five customers accounted for 19%, 17%, 14%, 14%, and 12%, respectively, of consolidated revenues for the period. In addition, amounts due from these customers represented 2%, 18%, 5%, 25%, and 23%, respectively, of trade accounts receivable as of March 31, 2020.

Our customers are primarily located within the domestic United States of America.. Revenues generated within the domestic United States of America accounted for approximately 100% of consolidated revenues for the quarter ended March 31, 2021. Revenues generated within the domestic United States of America accounted for approximately 100% of consolidated revenues for the quarter ended March 31, 2020.

FAIR VALUE OF FINANCIAL INSTRUMENTS

We measure and disclose the estimated fair value of financial assets and liabilities using the fair value hierarchy prescribed by US generally accepted accounting principles. The fair value hierarchy has three levels, which are based on reliable available inputs of observable data. The hierarchy requires the use of observable market data when available. The three-level hierarchy is defined as follows:

Level 1 – quoted prices for identical instruments in active markets;

Level 2 – quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model derived valuations in which significant inputs and significant value drivers are observable in active markets; and

Level 3 – fair value measurements derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Financial instruments consist principally of cash and cash equivalents, accounts receivable, restricted cash, accounts payable, loans payable and convertible debentures. Derivative liabilities are determined based on “Level 3” inputs, which are significant and unobservable and have the lowest priority. There were no transfers into or out of “Level 3” during the three months ended March 31, 2021 and 2020. The recorded values of all other financial instruments approximate their current fair values because of their nature and respective relatively short maturity dates or durations.

PRINCIPLES OF CONSOLIDATION AND ACCOUNTING FOR INVESTMENT IN AFFILIATE COMPANIES

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States. The consolidated financial statements include the accounts of the Company

The Company consolidates all entities in which it has a controlling voting interest and a variable interest in a variable interest entity (“VIE”) in which the Company is deemed to be the primary beneficiary.

The consolidated financial statements include the accounts of JTM Electrical and Technology, LLC (“JTM “) (since February 2019), in which the Company owns an interest of 50%. The Company makes all significant decisions related to JTM even though it reflects 50% of the profit or loss. Additionally, substantially all of the entity’s activities either involve or are conducted on behalf of the entity by the 50% holder of JTM.

The consolidation of JTM resulted in increases of $3,886,177 and $3,123,289 in assets and $1,007,266 and $992,788 in liabilities in the Company’s consolidated balance sheet as of March 31, 2021 and December 31, 2020, respectively. It also resulted in an increase of $2,611,894 and $1,607,547 in revenue and an increase in net income of $499,169 and in $102,084 the consolidated statement of operations for the three months ended March 31, 2021 and 2020, respectively.

INCOME TAXES

The Company has elected to be treated as a Subchapter S Corporation for income tax purposes and as such recognizes no income tax liability or benefit.

We conduct business, and file state franchise or net worth, tax returns in various states within the United States. We determine our filing obligations in a jurisdiction in accordance with existing statutory and case law.

(LOSS) EARNINGS PER SHARE

The Company computes (loss) earnings per share in accordance with ASC 260, “Earnings per Share” which requires presentation of both basic and diluted (loss) earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing the (loss) earnings available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. As of March 31, 2021 and 2020, the Company had 0 and 0 common stock equivalents outstanding.

RECENT ACCOUNTING PRONOUNCEMENTS

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement, which amends the disclosure requirements for fair value measurements by removing, modifying and adding certain disclosures. We adopted this standard on January 1, 2020. The adoption of this standard did not materially impact our consolidated financial statements and related disclosures.

We have implemented all new accounting pronouncements that are in effect and that may impact our financial statements and do not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on our financial position or result of operations.

3.	PROPERTY AND EQUIPMENT, NET

As of March 31, 2021 and 2020, property and equipment consists of the following:

	March 31,	December 31,
	2021	2020
Computers and office equipment	$43,284	$43,281
Vehicles	90,060	90,060
Leasehold improvements	6,113	6,113
Software	394,003	383,003
Machinery and equipment	26,194	26,194
Total	559,654	548,651

Less: accumulated depreciation	(80,567)	(73,210)

Property and Equipment, net	$479,087	$475,441

Depreciation expense for the three months ended March 31, 2021 and 2020 was $7,355 and $2,066, respectively.

4.	GOODWILL AND INTANGIBLE ASSETS

Goodwill

The following table sets forth the changes in the Company’s goodwill during the three months ended March 31, 2021 Goodwill was derived from the acquisition of HWN in 2017 and JTM in 2019.

Total Goodwill
Balance December 31, 2019	$2,607,622

Balance December 31, 2020	2,607,622

Balance March 31, 2021	$2,607,622

Intangible Assets other than Goodwill

The following table summarizes the Company’s intangible assets other than goodwill as of March 31, 2021 and December 31, 2020:

	Cost	Accumulated Amortization	Impairment	Net carrying value at March 31, 2021	Net carrying value at December 31, 2020	Average useful life
Customer relationship and lists	$1,433,610	$(586,691)	$-	$846,939	$882,857	10 years
Non compete agreements	338,564	(338,564)		-	$2,187	2 years
Trade names	783,782	(287,330)	-	496,452	516,100	10 years

Total intangible assets	$2,555,956	$(1,212,585)	$-	$1,343,371	$1,401,144

The estimated future amortization expense for the next five years and thereafter is as follows:

Years ending December 31,
2021 (remaining)	$166,266
2022	221,852
2023	221,852
2024	221,852
2025	221,852
Thereafter	289,697
Total	$1,343,371

6.	INCOME TAXES

The Company has elected to be treated as a Subchapter S Corporation for income tax purposes and as such recognizes no income tax liability or benefit.

7.	RELATED PARTIES

Other than compensation arrangements for our named executive officers and directors, we describe below each transaction or series of similar transactions, since January 1, 2021, to which we were a party or will be a party, in which:

●	any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Transactions with Related Parties

On February 17, 2017, the Company issued a promissory note to Jeffrey Gardner and James Marsh with an original principal amount of $4,000,000. The note accrues interest at a rate of 5.5% per annum and the maturity date is February 27, 2022. Mr. Marsh and Mr. Gardner each owned 21.5% of the outstanding shares of the Company on December 31, 2020 and 2019. On January 1, 2021, they assigned the note and each assigned 50% of their equity interests to a third party. (See Note 11, Subsequent Events.)

During the three months ended March 31, 2021 and 2020 the Company repaid $0 and $0 of principal and $90,863 and $24,097 of interest, respectively.

As of March 31, 2021, the outstanding principal of the note was $2,292,971 and the interest payable was $108,119.

During the three months ended March 31, 2021 and 2020, the Company had revenue of $521,316 and $841,759, respectively to Carousel Industries, a Company owned by Mr. Gardner and Mr. Marsh. As of March 31, 2021 and December 31, 2020, the Company had accounts receivable of $120,318 and $209,113, respectively from Carousel Industries.

During the three months ended March 31, 2021 and 2209, the Company purchased $8,432 and $15,372, respectively of goods and services from Carousel Industries. As of March 31, 2021 and December 31, 2020, the accounts payable balance to Carousel Industries was $$14,123 and$11,328, respectively.

Notes Payable Related Parties

As of March 31, 2021 and December 31, 2020, the Company had outstanding the following related party loans payable:

	March 31,	December 31,
	2021	2020
Promissory note issued to the Mark Munro 1996 Charitable Remainder Unitrust, assigned from James Marsh and Jeffrey Gardner, 5.5% interest, unsecured, due February 27, 2022	$2,292,972	$2,292,972

Total	$2,292,972	$2,292,972

Less: Long-term portion of loans payable	-	(1,735,114)

Loans payable, current portion, net of debt discount	$2,292,972	$557,858

On February 17, 2019, the Company issued a promissory note to Jeffrey Gardner and James Marsh with an original principal amount of $4,000,000. The note accrues interest at a rate of 5.5% per annum and the maturity date is February 27, 2022.

On January 1, 2021, this note was assigned by Jeffrey Gardner and James Marsh to the Mark Munro 1996 Charitable Remainder UniTrust.

8.	NOTES PAYABLE

As of March 31, 2021 and December 31, 2020, the Company had outstanding the following loans payable:

	March 31,	December 31,
	2021	2020
Promissory note issued to Cornerstone National Bank & Trust, 4.5% interest, unsecured, matures on October 9, 2024	344,775	358,343
Bank of America auto loan, matures on March 31, 2025	48,961	52,051
CARES Act Loans	-	250,800
Total	$393,736	$661,194

Less: Long-term portion of loans payable	(331,871)	(595,741)

Loans payable, current portion	$61,865	$65,453

Auto loan with Bank of America, 4.7% interest, matures December 23, 2025.

On September 23, 2019, the Company entered into an auto loan with Bank of America. The total amount financed was $66,855, with a finance charge of $10,406 related to the annual percentage rate of 4.7%. The total of the payments due under the note at issuance was $77,261. The Company is to make 75 monthly payments of $1,030.15. The first payment was due on October 23, 2019, and the final payment is due on December 23, 2025.

During the three months ended March 31, 2021 and 2020, the Company made cash payments of $3,090, and $3,090, respectively.

As of March 31, 2021, the Company owed $48,961 pursuant to this auto loan.

Promissory note issued to Cornerstone National Bank & Trust, 4.5% interest, matures October 9, 2024

On October 21, 2019, the Company issued a promissory note to Cornerstone National Bank & Trust with an original principal amount of $420,000. The note bears interest at a rate of 4.5% per annum and the maturity date is October 9, 2024. The Company is to make monthly payments of principal and interest of $5,851, with a final balloon payment of $139,033 due on October 9, 2024.

During the three months ended March 31, 2021, and 2020 the Company made cash payments for principal of $13,571 and $12,928, respectively.

As of March 31, 2021 and December 31, 2020, the Company owed $344,772 and $358,343, respectively, pursuant to this agreement.

CARES Act Loans

On April 14, 2020, JTM received $250,800, pursuant to a CARES Act Loan.

These loan agreements were pursuant to the CARES Act. The CARES Act was established in order to enable small businesses to pay employees during the economic slowdown caused by COVID-19 by providing forgivable loans to qualifying businesses for up to 2.5 times their average monthly payroll costs. The amount borrowed under the CARES Act is eligible to be forgiven provided that (a) the Company uses the PPP Funds during the eight week period after receipt thereof, and (b) the PPP Funds are only used to cover payroll costs (including benefits), rent, mortgage interest, and utility costs. The amount of loan forgiveness will be reduced if, among other reasons, the Company does not maintain staffing or payroll levels. Principal and interest payments on any unforgiven portion of the PPP Funds will be deferred for six months and will accrue interest at a fixed annual rate of 1.0% and carry a two year maturity date. There is no prepayment penalty on the CARES Act Loan.

On March 30, 2021, JTM received approval for forgiveness of its $250,800 CARES Act Loan. As a result, the Company recorded a gain on PPP loan forgiveness.

As of March 31, 2021 and December 31, 2020, the aggregate balance of these loans was $0 and $250,800, respectively, and is included in loans payable on the unaudited condensed consolidated balance sheets.,

9.	LEASES

The Company leases certain office space and equipment. Leases with an initial term of 12 months or less are not recorded on the balance sheet; we recognize lease expense for these leases on a straight-line basis over the lease term. The depreciable lives of operating lease assets and leasehold improvements are limited by the expected lease term. The Company’s leases generally do not provide an implicit rate, and therefore the Company uses its incremental borrowing rate as the discount rate when measuring operating lease liabilities.

The following table sets forth the operating lease right of use (“ROU”) assets and liabilities as of March 31, 2021 and December 31, 2020:

	March 31,	December 31,
	2021	2020
Operating lease assets	$217,801	$239,489

Operating lease liabilities:
Long term operating lease liabilities	$161,602	$196,594
Current operating lease liabilities	99,452	86,510
Total operating lease liabilities	$261,054	$283,104

Expense related to leases is recorded on a straight-line basis over the lease term, including rent holidays. During the three months ended March 31, 2021 and 2020, the Company recognized operating lease expense of $18,755 and $18,756, respectively.

The operating lease liabilities as of March 31, 2021 reflect a weighted average discount rate of 5%. The weighted average remaining term of the leases is 1.4 years. Remaining lease payments as of March 31, 2021 are as follows:

Year ending December 31,
2021 (remaining)	$81,562
2022	121,085
2023	75,509
Total lease payments	278,156
Less: imputed interest	(16,802)
Total	$261,054

Current portion	$99,452
Long term portion	$161,902

During the three months ended March 31, 2021 and March 31, 2020, short-term lease costs were $8,925 and $8,650, respectively.

10.	COMMON STOCK

Authorized Shares

The Company has 100,000 common shares authorized with a par value of $0.0000001.

As of March 31, 2021 and December 31, 2020, there were 1,886 common shares issued and 1,754 common shares outstanding. During the year ended December 31, 2019, the Company purchased 132 shares of common stock for a purchase price of $420,000, which amount is recorded as treasury stock on the Company’s consolidated balance sheet. During the three months ended March 31, 2021 and 2020, the Company made distributions to stockholders of $0 and $603, respectively.

11.	SUBSEQUENT EVENTS

On July 19, 2021, the Company made a cash distribution of $20,000 to JTM Electrical and Technology, LLC.

On January 27, 2021, HWN, Inc. and the stockholders of HWN, Inc. (the “Stockholders”), Spectrum Global Solutions, Inc. and HW Merger Sub, Inc., entered into an Agreement and Plan of Merger (the “Agreement”) whereby the Stockholders agreed to sell to Spectrum Global Solutions, Inc. all of the capital stock of HWN, Inc. On June 16, 2021, the transaction contemplated by the Agreement closed, and HWN, Inc. became a wholly-owned subsidiary of Spectrum Global Solutions, Inc. Spectrum Global Solutions, Inc. issued shares of a newly established Series D Preferred Stock.

The merger has been accounted for as a reverse merger in accordance with US GAAP. This determination was primarily based on High Wire’s business comprising the ongoing operations of the Company following the Merger, High Wire’s senior management comprising the senior management of the Company and High Wire’s stockholders having a majority of the voting power of the Company. For accounting purposes, Spectrum is considered the “acquired” company and High Wire is considered the “acquirer.” Accordingly, for accounting purposes, the Merger is treated as the equivalent of High Wire issuing stock for the net assets of Spectrum, accompanied by a recapitalization. The net assets of Spectrum have been remeasured at fair value and applied against the purchase price resulting in goodwill or other intangible assets recorded. The consolidated assets, liabilities and results of operations prior to the Closing Date of the merger are those of High Wire, and Spectrum’s assets, liabilities and results of operations are consolidated with High Wire beginning on the Closing Date. The shares and corresponding capital amounts and earnings per share available to common stockholders, pre-merger, have been retroactively restated as shares reflecting the exchange ratio in the merger. The historical financial information and operating results of Spectrum prior to the merger have not been separately presented in these condensed consolidated financial statements.

On February 15, 2022, the Company sold its 50% interest in JTM Electrical and Technology, LLC for $525,000, to be paid with an initial payment of $200,000 and thirteen monthly payments of $25,000.

On July 19, 2021, the Company made a cash distribution of $20,000 to JTM Electrical Inc.

Acquisition of Secure Voice Corp. (“SVC”)

On April 13, 2021, Spectrum, SVC, Inc., Secure Voice Corp. (“SVC”) and Telecom Assets Corp. (the “Seller”) entered into a Stock Purchase Agreement (the “Agreement”) whereby the Seller agreed to sell SVC to Spectrum, in exchange for $2,500,000 in cash and up to $6,500,000 (less up to $2,000,000 in assumed liabilities) of a newly established series of convertible preferred stock of Spectrum. The closing of the transaction contemplated by the Agreement is subject to certain closing conditions, as set forth in the Agreement.

The business being purchased by Spectrum is a wholesale network services provider with network footprint and licenses in the Northeast and Southeast United States as well as Texas. This network carries VoIP and other traffic for other service providers. A transition services agreement will be entered into in order to begin the integration process prior to the closing of the transaction.

On November 4, 2021, the proposed acquisition was closed. The closing of the acquisition was facilitated by the senior secured promissory note described in the “Private placement transaction” section of this note.

PPP Loan Forgiveness

On August 14, 2021, High Wire recognized a benefit of $873,465 for PPP loan forgiveness from the federal government.

On March 31, 2021, JTM recognized a benefit of $250,800 for PPP loan forgiveness from the federal government.

Related Party Loans

On January 1, 2021. Mr. Gardner and Mr. Marsh assigned their note payable with a principal balance of $2,292,971, along with accrued interest of $67,968 of accrued interest to the Mark Munro 1996 Charitable Remainder Unitrust.